Exhibit 23




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 31, 1996 appearing on page F-3 of the Prospectus, dated August 2, 1996, of W. R. Grace & Co. (previously named Grace Holding, Inc.). We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page F-2 of such Prospectus. We also consent to the reference to us under Item 5 of such Registration Statement.


PRICE WATERHOUSE LLP

/s/PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP
Ft. Lauderdale, Florida
October 15, 1996